SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2007

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Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
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1-5324	NORTHEAST UTILITIES	04-2147929
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(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY	06-0303850
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(a Connecticut corporation)
107 Selden Street
Berlin, Connecticut 06037-1616
Telephone: (860) 665-5000

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 8   -

Other Events

Item 8.01

Other Events.

On June 4, 2007, “An Act Concerning Electricity and Energy Efficiency” was signed by Connecticut Governor Rell.  Among other things, the law requires The Connecticut Light and Power Company (CL&P) and other Connecticut electric distribution companies to file plans in January 2008 to build cost of service peaking generation facilities and also requires the Connecticut Department of Public Utility Control (DPUC) to allow Connecticut electric distribution companies to buy generation assets that are for sale, if it is in the public interest. In addition, under the law, Connecticut electric distribution companies are allowed to submit proposals to compete with independent power producer (IPP) developers for future identified generation needs, and will serve as builders of last resort.

The law also requires the DPUC to decouple electric and natural gas distribution revenues from sales volumes and institutes long-term integrated energy planning for Connecticut through utility filings with the Energy Advisory Board and the DPUC.

CL&P is reviewing this legislation and cannot at this time estimate its impact on the company.

For further information, reference is made to Northeast Utilities' and CL&P’s Quarterly Report on Form 10-Q for the period ending March 31, 2007, under Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition and Business Analysis – Legislative Matters – Connecticut.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES THE CONNECTICUT LIGHT AND POWER COMPANY (Registrants)
By: /s/ Kerry J. Kuhlman
Name: Kerry J. Kuhlman Title: Vice President and Secretary

Date:  June 7, 2007